Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Athena Bitcoin Global

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	(1)	Other	409,500,955	$0.03	$12,285,028.65	0.0001531	$1,880.84
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	(2)	Other	98,000,000	$0.03	$2,940,000.00	0.0001531	$450.11

Total Offering Amounts:							$15,225,028.65		2,330.95
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$2,330.95

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Offering Note(s)

(1)	Represents an aggregate of 409,500,955 shares of the Athena Bitcoin Global (the “Registrant” or the “Company”) common stock, par value $0.001 per share (the “Common Stock”) that may be issued under the Athena Bitcoin Global 2025 Equity Incentive Plan (the “2025 Plan”). Registered in this Registration Statement are 409,500,955 shares of Common Stock reserved for future issuance under the 2025 Plan.

a) In accordance with Rule 416 under the Securities Act, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions.

b) Amount registered represents shares reserved for issuance pursuant to future awards under the 2025 Plan.

c) Proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, and based on the average of the high ($0.0342) and low ($0.0280) sales prices of a share of the Registrant’s common stock on the OTC Pink Market on July 25, 2025, which date is within five business days of the date of the filing of this Registration Statement.
(2)	Represents an aggregate of 98,000,000 shares Common Stock that may be issued under the Athena Bitcoin Global 2021 Equity Compensation Plan (the “2021 Plan”). Registered in this Registration Statement are 98,000,000 shares of Common Stock reserved for future issuance under the 2021 Plan.

a) In accordance with Rule 416 under the Securities Act, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions.

b) Amount registered represents shares reserved for issuance pursuant to future awards under the 2021 Plan.

c) Proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, and based on the average of the high ($0.0342) and low ($0.0280) sales prices of a share of the Registrant’s common stock on the OTC Pink Market on July 25, 2025, which date is within five business days of the date of the filing of this Registration Statement.